UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2025, Fluent, Inc. (the “Company”) and Fluent, LLC, a wholly owned subsidiary of the Company (together with the Company, the "Borrower"), entered into an Accounts Receivable Finance Agreement (the "Financing Agreement") with CSNK Working Capital Finance Corp. d/b/a Bay View Funding ("Bay View").

Under the Financing Agreement, Bay View may extend financing to the Company based on eligible domestic and foreign accounts receivable, subject to a maximum aggregate advance amount of $30 million.

The Financing Agreement has an initial term of 36 months and renews automatically for additional 12-month periods unless terminated in accordance with its terms. The Company is required to pay a facility fee and finance charges based on a floating interest rate, as well as certain administrative fees. The Company’s obligations under the Financing Agreement are secured by a security interest in substantially all of the Company’s assets.

The Financing Agreement contains customary representations, warranties, covenants and events of default, including repurchase obligations with respect to certain receivables. The foregoing description of the Financing Agreement is qualified in its entirety by reference to the full text of the Financing Agreement, which is filed as Exhibit 10.01 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement

On November 26, 2025, in connection with the entry into the Financing Agreement, the Company caused the repayment in full of all indebtedness, liabilities and other obligations under, and terminated, the Credit Agreement (as amended, the "SLR Credit Agreement") with certain of its subsidiaries and the Company (collectively, the "Credit Parties"), as guarantors, and Crystal Financial LLC d/b/a SLR Credit Solutions, as administrative agent, lead arranger and bookrunner ("SLR"), and each other lender from time to time party thereto.

In accordance with the terms of the SLR Credit Agreement, the Company paid an early termination fee of $1.0 million. Upon termination and payment in full of all amounts due, all liens and security interests securing the SLR Credit Agreement were released.

The description of the SLR Credit Agreement termination is qualified in its entirety by reference to the SLR Credit Agreement, which was previously filed by the Company with the Securities and Exchange Commission.

Item 2.03  Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Financing Agreement is incorporated herein by reference. The Financing Agreement provides for advances of up to $30 million secured by substantially all of the Company’s assets and requires the Company to repay all advances, fees and other obligations in accordance with the terms of the Financing Agreement.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description
10.01	Accounts Receivable Finance Agreement, dated November 25, 2025, by and between Fluent, LLC, Fluent, Inc. and CSNK Working Capital Finance Corp. d/b/a Bay View Funding.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

Fluent, Inc.

December 2, 2025	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Chief Executive Officer